SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Douglas J. Schlafer
Union Bank of California, N.A.
350 California Street
Corporate Trust – 11th Floor
San Francisco, CA 94104
(415) 273-2519
(Name, address and telephone number of agent for service)

Ormat Technologies, Inc.
(Issuer with respect to the Securities)

Delaware	88-0326081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
980 Greg Street Sparks, NV	89431
(Address of Principal Executive Offices)	(Zip Code)

Subordinated Debt Securities

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

*	Exhibits 1 through 4 are incorporated by reference to Form T-1 as presented on S-4 Registration No. 333-103873 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 13th day of January, 2006.

Union Bank of California, N.A.

By:	/s/ Ralph Renninghoff Ralph Renninghoff Vice President

Exhibit 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

January 13, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for subordinated indebtedness between Ormat Technologies, Inc. (the ‘‘Company’’) and Union Bank of California, N.A. (the ‘‘Trustee’’), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank of California, N.A.

By:	/s/ Ralph Renninghoff Ralph Renninghoff Corporate Trust Vice President

Exhibit 7

Consolidated Report of Condition of

Union Bank of California, National Association

of San Francisco in the State of California, at the close of business September 30, 2005, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$2,240,882
Interest-bearing balances	674,159
Securities:
Held-to-maturity securities	0
Available-for-sale securities	9,821,368
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,452,200
Securities purchased under agreements to resell	1,993
Loans and lease financing receivables:
Loans and leases held for sale	11,135
Loans and leases, net of unearned income	32,941,898
LESS: Allowance for loan and lease losses	339,976
Loans and leases, net of unearned income and allowance	32,601,922
Trading assets	379,711
Premises and fixed assets	500,985
Other real estate owned	2,527
Investments in unconsolidated subsidiaries and associated companies	163
Customers’ liability to this bank on acceptances outstanding	95,205
Intangible assets:
Goodwill	452,617
Other intangible assets	47,662
Other assets	2,304,338
Total assets	50,586,870

Exhibit 7

Dollar Amounts in Thousands
LIABILITIES
Deposits:
In domestic offices	$41,205,236
Noninterest-bearing	20,639,508
Interest-bearing	20,565,728
In foreign offices, Edge and Agreement subsidiaries, and IBFs	2,923,785
Noninterest-bearing	409,886
Interest-bearing	2,513,899
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	199,760
Securities sold under agreements to repurchase	157,965
Trading liabilities	251,751
Other borrowed money	112,134
Bank’s liability on acceptances executed and outstanding	95,205
Subordinated notes and debentures	100,000
Other liabilities	1,081,702
Total liabilities	46,127,538
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,492,948
Retained earnings	2,484,717
Accumulated other comprehensive income	(122,910)
Other equity capital components	0
Total equity capital	4,459,332
Total liabilities, minority interest, and equity capital	50,586,870